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                                                                    EXHIBIT 23.2


        We consent to the filing of our form of opinion as an exhibit to the First Mississippi Corporation Proxy Statement and ChemFirst Inc. Prospectus and to the use of our name in such Proxy Statement and Prospectus under the heading "Certain Federal Income Tax Consequences". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.


                                  SKADDEN, ARPS, SLATE MEAGHER & FLOM (ILLINOIS)



November 18, 1996
Chicago, Illinois